                                                     File No.:__________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                             ----------------------

                                E-BIDD.COM, INC.
               (Exact name of issuer as specified on its charter)

             Minnesota                                         410951123
  (State or other jurisdiction of                          (I.R.S. employer
   incorporation or organization)                         identification no.)

                      555 West Hastings Street, Suite 800
                  Vancouver, British Columbia V6B 4N5, Canada
                    (Address of principal executive offices)

                                E-BIDD.COM, INC.
                               STOCK OPTION PLAN
                            (Full title of the plan)

                  Please send copies of all communications to:

                                                   With copies to:
RAYMOND C. DABNEY                              JAMES L. VANDEBERG, ESQ.
President, e-bidd.com, Inc.                    Ogden Murphy Wallace, P.L.L.C.
555 West Hastings Street                       1601 Fifth Avenue, Suite 2100
Vancouver, British Columbia V6B 4N5            Seattle, Washington  98101-1686
(604) 278-5996                                 (206) 447-7000

(Name, address including zip code,
telephone number, including area code, of agent for service)

                                                  CALCULATION OF REGISTRATION FEE

==========================================================================================================================
Title of Securities        Amount Being           Proposed Maximum           Proposed Maximum            Amount of
Being Registered           Registered             Offering Price Per         Aggregate Offering          Registration Fee
                                                  Share (1)                  Price (1)
--------------------------------------------------------------------------------------------------------------------------
Common Stock,
($.001 ParValue)           1,000,000              $1.187                     $1,187,000                  $313.37
--------------------------------------------------------------------------------------------------------------------------

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(1) Determined solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(h)(1, 3) and Rule 457(c) under the Securities Act of 1933 (the "Securities Act"), the price per share is computed based on the average of the high and low prices reported for shares of the Registrant's Common Stock as of May 8, 2000.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
              --------------------------------------------------

Item 3.  Incorporation of Documents by Reference.

     The following documents are incorporated by reference in the Registration Statement:

          (a) The Registrant's annual report for the year ended December 31, 1999 filed with the Securities and Exchange Commission on Form 10-KSB.

          (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Registrant document referred to in (a) above.

          (c) The description of the Common Stock contained in the Registrant's effective registration statement on Form 10-SB, including any amendments or reports filed for the purpose of updating such description.

          All documents filed by the Registrant pursuant to Sections 13(a),13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 5.   Interests of Named Experts and Counsel.

     James L. Vandeberg is a shareholder of the Registrant and of counsel in the law firm of Ogden Murphy Wallace, P.L.L.C., counsel to the Registrant. Mr. Vandeberg directly owns 25,000 shares of the Registrant's common stock and has warrants to acquire 25,000 shares of the Registrant's common stock at a price of either a) $0.30 per share if exercised by April 15, 2001 or b) $0.50 per share if exercised by April 15, 2002.

Item 6.   Indemnification of Directors and Officers.

     The Registrant's Articles of Incorporation provide that the Registrant must indemnify each of its (i) fiduciaries within the meaning of the Employee Retirement Income Security Act of 1974, as amended, with respect to any employee benefit plan, and (ii) directors and officers, to the fullest extent permitted under the Minnesota Corporations Act, against all liabilities incurred by reason of the fact that the person is or was a director or officer of the Registrant or a fiduciary of an employee benefit plan, or is or was serving at the request of the Registrant as a director or officer, or fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

     The effect of these provisions is potentially to indemnify the Registrant's directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with the Registrant.

Item 7.   Exemption from Registration Claimed.

     No restricted securities are to be re-offered or resold pursuant to this registration statement.

Item 8.  Exhibits.

Exhibit Number    Description
--------------    ------------

4.1               Xraymedia.com, Inc. 2000 Stock Option Plan

4.2               Form of Stock Option Agreement

5.1               Opinion of Ogden Murphy Wallace, P.L.L.C.

23.1              Consent of Bendinger &Co.

23.2              Consent of Ogden Murphy Wallace, P.L.L.C. (see Exhibit 5.1)

Item 9.   Undertakings.

a. The undersigned Registrant hereby undertakes:

   (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

   (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain, unsold at the termination of the offering.

b. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

h. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, CANADA, on May 5, 2000.


                                    E-BIDD.COM, INC.


                                    /s/ Raymond C. Dabney
                                    ---------------------
                                    Raymond C. Dabney
                                    President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Raymond C. Dabney                              President, Chief Executive Officer and                    5/5/00
-------------------------------------                      Director                                        ----------
Raymond C. Dabney                                                                                              (Date)

/s/ Gord Woodward                                   Vice-President, Chief Information                        5/5/00
-------------------------------------                      Officer and Director                            ----------
Gord Woodward                                                                                                  (Date)

/s/ Brian Walker                                    Director                                                 5/5/00
-------------------------------------                                                                      ----------
Brian Walker                                                                                                   (Date)

/s/ Meir Kahtan                                     Director                                                 5/5/00
-------------------------------------                                                                      ----------
Meir Kahtan                                                                                                    (Date)

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the locations and on the dates set forth below.

E-BIDD.COM, INC. STOCK OPTION PLAN


/s/ Raymond C. Dabney           Director              5/5/00
-------------------------                           ----------
Raymond C. Dabney                                    (Date)

/s/ Gord Woodward               Director              5/5/00
-------------------------                           ----------
Gord Woodward                                        (Date)

/s/ Brian Walker                Director              5/5/00
-------------------------                           ----------
Brian Walker                                         (Date)

/s/ Meir Kahtan                 Director              5/5/00
--------------------------                          ----------
Meir Kahtan                                          (Date)

LIST OF EXHIBITS

Exhibit Number   Description

4.1              Xraymedia.com, Inc. 2000 Stock Option Plan

4.2              Form of Stock Option Agreement

5.1              Opinion of Ogden Murphy Wallace, P.L.L.C.

23.1             Consent of Bendinger &Co.

23.2             Consent of Ogden Murphy Wallace, P.L.L.C. (see Exhibit 5.1)